MAGIC LANTERN GROUP, INC. AND CERTAIN OF ITS SUBSIDIARIES

MASTER SECURITY AGREEMENT

To:     Laurus Master Fund, Ltd.
     c/o Ironshore Corporate Services, Ltd.
     P.O. Box 1234 G.T.
     Queensgate House
     South Church Street
     Grand Cayman, Cayman Islands

Date: April 28, 2004

To Whom It May Concern:

           1.     To secure the payment of all Obligations (as hereafter defined), Magic Lantern Group, Inc., a New York corporation (the "Company"), each of the other undersigned parties (other than Laurus Master Fund, Ltd, "Laurus")) and each other entity that is required to enter into this Master Security Agreement (each an "Assignor" and, collectively, the "Assignors") hereby charges, mortgages and grants and grants to Laurus a first priority and continuing security interest in all of the following property now owned or at any time hereafter acquired by any Assignor, or in which any Assignor now have or at any time in the future may acquire any right, title or interest (the "Collateral"): all cash, cash equivalents, accounts, inventory, equipment, goods, records, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those current in effect among our affiliates, but not own intellectual property), chattel paper, supporting obligations, investment property (including, without limitation, all equity interests owned by any Assignor), letter--of--credit rights, trademarks and tradestyles in which any Assignor now have or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefore. In the event any Assignor wishes to finance the acquisition in the ordinary course of business of any hereafter acquired equipment and have obtained a commitment from a financing source to finance such equipment from an unrelated third party, Laurus agrees to release its security interest on such hereafter acquired equipment so financed by such third party financing source. Except as otherwise defined herein, all capitalized terms used herein shall have the meaning provided such terms in the Securities Purchase Agreement referred to below.

           2.     Notwithstanding anything to the contrary set forth in Section 1 above, the types of Collateral described in such Section shall not include the last day of the term of any lease or agreement to which any Assignor is a party but upon enforcement of the security interest, such Assignor shall stand possessed of such last day in trust to assign the same to any person acquiring the term of the lease or agreement therefor.

The term "Obligations" as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to Laurus arising under, out of, or in connection with: (i) that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and Laurus (the "Securities Purchase Agreement"), (ii) that certain Secured Convertible Note dated as of the date hereof made by the Company in favor of Laurus (the "Term Note"), (iii) that certain Warrant dated as of the date hereof made by the Company in favor of Laurus (the " Warrant"), (iv) that certain Subsidiary Guaranty dated as of the date hereof made by certain Subsidiaries of the Company, (the "Subsidiary Guaranty"), (v) that certain Registration Rights Agreement dated as of the date hereof by and between the Company and Laurus (the "Registration Rights Agreement"), (vi) this Master Security Agreement, (vii) that certain Stock Pledge Agreement dated as of the date hereof among the Company, certain subsidiaries of the Company and Laurus (the "Stock Pledge Agreement"), and (viii) that certain Escrow Agreement dated as of the date hereof among the Company, Laurus and the escrow agent referred to therein (the "Escrow Agreement") (the Securities Purchase Agreement, the Term Note, the Warrant, the Registration Rights Agreement, the Subsidiary Guaranty, this Master Security Agreement, the Stock Pledge Agreement, and the Escrow Agreement, as each may be amended, modified, restated or supplemented from time to time, are collectively referred to as the "Documents"), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of any Assignor to Laurus, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under Title 11, United States Code, the Bankruptcy and Insolvency Act (Canada), or the Companies'' Creditors Arrangement Act (Canada) (or any similar legislation), including, without limitation, obligations or indebtedness of each Assignor for post--petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case.

           3.     Each Assignor hereby jointly and severally represents, warrants and covenants to Laurus that:

(a)	it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and organized under the respective laws of its jurisdiction of organization set forth on Schedule A, and each Assignor will provide Laurus thirty (30) days'' prior written notice of any change in any of its respective jurisdiction of organization;
(b)	its legal name is as set forth in its respective Certificate of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule A, and it will provide Laurus thirty (30) days'' prior written notice of any change in its legal name;

(c)	its organizational identification number (if applicable) is as set forth on Schedule A hereto, and it will provide Laurus thirty (30) days'' prior written notice of any change in any of its organizational identification number;
(d)	it is the lawful owner of the respective Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities (other than Permitted Encumbrances (as defined below);
(e)	it will keep its respective Collateral free and clear of all attachments, levies, taxes, liens, hypothecs, security interests and encumbrances of every kind and nature ("Encumbrances"), except Permitted Encumbrances. "Permitted Encumbrances" shall mean (i) Encumbrances securing the Obligations and (ii) any Encumbrance that secures indebtedness of $100,000 or less, in the aggregate, if such Encumbrance is removed or otherwise released within ten (10) days of the creation thereof; (iii) any Encumbrance that is being contested in good faith by proceedings diligently conducted that does not subject any material portion of the Collateral to a risk of forfeiture; (iv) trade debt and debt incurred to finance the purchase of equipment (not in excess of five percent (5%) per annum of the book value of the Company''s assets whether secured or unsecured and (v) any Encumbrance in favor of Laurus ;
(f)	it will, at its and the other Assignors joint and several cost and expense keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors'' business;
(g)	it will not without Laurus'' prior written consent, sell, exchange, lease or otherwise dispose of the Collateral, whether by sale, lease or otherwise, except for the sale of inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn--out equipment or equipment no longer necessary for its ongoing needs, having an aggregate fair market value of not more than $40,000 and only to the extent that:
(i) the proceeds of any such disposition are used to acquire replacement Collateral which is subject to Laurus'' first priority perfected security interest, or are used to repay Obligations or for working capital in the ordinary course of business ; and
(ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to Laurus to be held as cash collateral for the Obligations;
(h)	it will insure or cause the Collateral to be insured in Laurus'' name against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as

Laurus shall specify in amounts and under policies by insurers acceptable to Laurus and all premiums thereon shall be paid by such Assignor and the policies delivered to Laurus. If any such Assignor fails to do so, Laurus may procure such insurance and the cost thereof shall be promptly reimbursed by the Assignors, jointly and severally, and shall constitute Obligations;
(i)	it will at all reasonable times allow Laurus or Laurus'' representatives free access to and the right of inspection of the Collateral;
(j)	such Assignor (jointly and severally with each other Assignor) hereby indemnifies and saves Laurus harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys'' fees, that Laurus may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Master Security Agreement or in the prosecution or defense of any action or proceeding either against Laurus or any Assignor concerning any matter growing out of or in connection with this Master Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by Laurus'' own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision).

           4.     The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Master Security Agreement:

(a)	Breach of any covenant, warranty, representation or statement made or furnished to Laurus by any Assignor or on any Assignor''s benefit was false or misleading in any material respect when made or furnished, and if subject to cure, shall not be cured for a period of fifteen (15) days from the occurrence of the breach;
(b)	the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent:
(i) such loss is covered by insurance proceeds which are used to replace the item or repay Laurus; or
(ii) said levy, seizure or attachment does not secure indebtedness in excess of $100,000 and such levy, seizure or attachment has not been removed or otherwise released within ten (10) days of the creation or the assertion thereof;
(c)	any Assignor shall become insolvent, cease operations, dissolve, terminate our business existence, make an assignment for the benefit of creditors, suffer the appointment of a receiver, trustee, liquidator or custodian of all or any part of Assignors'' property;
(d)	any proceedings under any bankruptcy or insolvency law shall be commenced by or against any Assignor and if commenced against any Assignor shall not be dismissed within sixty (60) days;

(e)	the Company shall repudiate, purport to revoke or fail to perform any or all of its obligations under the Note (after passage of applicable cure period, if any); or
(f)	an Event of Default shall have occurred under and as defined in any Document.

          5.     Upon the occurrence of any Event of Default and at any time thereafter, Laurus may declare all Obligations immediately due and payable and Laurus shall have the remedies of a secured party provided in the Documents, the Uniform Commercial Code as in effect in the State of New York, and the Personal Property Security Act as in effect in each of the Province of Ontario, the province of New Brunswick and any other applicable Canadian or provincial personal property security or similar legislation and other applicable law (collectively, the "PPSA"). Upon the occurrence of any Event of Default and at any time thereafter, Laurus will have the right to take possession of the Collateral and to maintain such possession on our premises or to remove the Collateral or any part thereof to such other premises as Laurus may desire. Upon Laurus'' request, each of the Assignors shall assemble or cause the Collateral to be assembled and make it available to Laurus at a place designated by Laurus. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to any Assignor either at such Assignor''s address shown herein or at any address appearing on Laurus'' records for such Assignor. Any proceeds of any disposition of any of the Collateral shall be applied by Laurus to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys'' fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by Laurus toward the payment of the Obligations in such order of application as Laurus may elect, and each Assignor shall be liable for any deficiency.

          6.     If any Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on such Assignor''s part to be performed or fulfilled under or pursuant to this Master Security Agreement, Laurus may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor''s joint and several account and at each Assignor''s joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys'' fees and other legal fees and expenses) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by applicable law.

          7.     Upon the occurrence and during the continuance of an Event of Default, each Assignor appoints Laurus, any of Laurus'' officers, employees or any other person or entity whom Laurus may designate as our attorney, with power to execute such documents in each of our behalf and to supply any omitted information and correct patent errors in any documents executed by any Assignor or on any Assignor''s behalf; to file financing statements against us covering the Collateral; to sign our name on public records; and to do all other things Laurus deem necessary to carry out this Master Security Agreement. Each Assignor hereby ratifies and approves all acts of the attorney and neither Laurus nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non--appealable decision). This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

          8.     No delay or failure on Laurus'' part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by Laurus and then only to the extent therein set forth, and no waiver by Laurus of any default shall operate as a waiver of any other default or of the same default on a future occasion. Laurus'' books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon each Assignor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. Laurus shall have the right to enforce any one or more of the remedies available to Laurus, successively, alternately or concurrently. Each Assignor agrees to join with Laurus in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to Laurus and in executing such other documents or instruments as may be required or deemed necessary by Laurus for purposes of affecting or continuing Laurus'' security interest in the Collateral.

          9.     Laurus may appoint, remove and reappoint any person or persons, including an employee or agent of Laurus to be a receiver (the "Receiver") which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for his acts, be deemed to be the agent of Assignors and not of Laurus, and Laurus shall not in any way be responsible for any misconduct, negligence or non--feasance of such Receiver, his employees or agents. Except as otherwise directed by Laurus, all money received by such Receiver shall be received in trust for and paid to Laurus. Such Receiver shall have all of the powers and rights of Laurus described in Sections, 6, 7, 8 and 9 of this Master Security Agreement or such other powers and rights granted in writing by Laurus to the Receiver from time to time. Laurus may, either directly or through its agents or nominees, exercise any or all powers and rights of a Receiver.

          10.     Each Assignor shall pay all costs, charges and expenses incurred by Laurus or any Receiver, whether directly or for services rendered (including, solicitor''s costs on a solicitor and his own client basis, auditor''s costs, other legal expenses and Receiver remuneration) in enforcing this Agreement and in enforcing or collecting Obligations and all such expenses together with any money owing as a result of any borrowing permitted hereby shall be a charge on the proceeds of realization and shall be secured hereby.

          11.     Each Assignor acknowledges that its business and financial relationships with Laurus are unique from its relationship with any other of its creditors, and agrees that it shall not file any plan of arrangement under Title 11, United States Code, the Companies'' Creditors Arrangement Act (Canada) or make any proposal under the Bankruptcy and Insolvency Act (Canada) which provides for, or would permit directly or indirectly, Laurus to be classified with any other creditor for purposes of such plan or proposal or otherwise.

          12.     If any provision of this Master Security Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Master Security Agreement as a whole, but this Master Security Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

          13.     This Master Security Agreement shall be governed by and construed in accordance with the laws of the State of New York and cannot be terminated orally. All of the rights, remedies, options, privileges and elections given to Laurus hereunder shall inure to the benefit of Laurus'' successors and assigns. The term "Laurus" as herein used shall include Laurus, any parent of Laurus'', any of Laurus'' subsidiaries and any co--subsidiaries of Laurus'' parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of and shall bind the representatives, successors and assigns of each Assignor and each of the foregoing. Laurus and each Assignor hereby (a) waive any and all right to trial by jury in litigation relating to this Agreement and the transactions contemplated hereby and each Assignor agrees not to assert any counterclaim in such litigation, (b) submit to the nonexclusive jurisdiction of any New York State court sitting in the borough of Manhattan, the city of New York or Ontario Superior Court of Justice, in each case, whichever Laurus at its sole discretion may elect, and (c) waive any objection Laurus or each Assignor may have as to the bringing or maintaining of such action with any such court.

          14.     All notices from Laurus to any Assignor shall be sufficiently given if sent by overnight courier or delivered to such Assignor''s address set forth below.

Very truly yours,
MAGIC LANTERN GROUP, INC. By: ____________________ Name: Title: Address:
TUTORBUDDY INC. By: ____________________ Name: Title: Address:

SONOPTIC TECHNOLOGIES INC. By: ____________________ Name: Title: Address: MAGICVISION MEDIA INC.
By: ____________________

Name:

Title:

Address:

MAGIC LANTERN COMMUNICATIONS LTD.

By: ____________________

Name:

Title:

Address:

ACKNOWLEDGED:

LAURUS MASTER FUND, LTD.

By:______________________

Name:

Title

SCHEDULE A
Entity	Jurisdiction of Organization	Identification Number
Magic Lantern Group Inc.	New York	13--3016967
Magicvision Media, Inc.	Ontario	1490681
Magic Lantern Communications Ltd.	Canada	324397--4
Tutorbuddy Inc.	Canada	373591--5
Synoptic Technologies Inc.	Canada	063732--7